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                                     Aprily 25, 1999 - INFORMATION ON DISTRIBUTION     EXHIBIT 28.14
                                                    TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $ 41,502,904   7.053%    $  182,292    $  182,292   $15,564,244       25,938,660
  R                100             0   7.053%             0             0             0                0
  B-1        5,257,000     3,092,008   7.053%        13,581        13,581       513,921        2,578,088
  B-2       13,142,815     7,730,206   7.053%        33,953        33,953     1,284,832        6,445,374

          $350,471,515    52,325,119             $  229,826    $  229,826   $17,362,997     $ 34,962,122




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